EXHIBIT 10.14

                                SERVICE AGREEMENT

      This Service Agreement ("Agreement") is made and entered into as of the 25th day of August, 2005 between Mikles/Miller Management, Inc., a Delaware corporation ("MMM") and Viceroy Acquisition Corporation ("Viceroy").

                                    RECITALS

      Viceroy is in need of a limited amount of office space and certain office and secretarial services on an as needed basis and MMM is willing to provide such services to Viceroy on the terms set forth herein.

                                    AGREEMENT

      In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which hereby are acknowledged by the parties by their execution hereof), the parties agree as follows.

1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following meanings:

      "Services" means office space and general office services as may be requested by Viceroy and normally incident to executive activities, including without limitation secretarial and/or clerical services, office supplies, postage, mailroom services, fax, telephone and other communication services.

2. SERVICES PROVIDED. Subject to the terms and conditions hereof, during the term of this Agreement MMM will provide to Viceroy all reasonably requested Services.

3. COMPENSATION FOR SERVICES. Viceroy agrees to compensate MMM for providing the Services at a rate of $3,750 per month.

4. INVOICING. MMM will invoice Viceroy monthly for the Services provided to Viceroy hereunder.

5. EMPLOYEES. MMM agrees that all individuals providing Services to Viceroy hereunder are the employees or independent consultants of MMM and in no event are any such individuals employees (nor shall they be deemed employees) of Viceroy.

6. DEBTS. MMM is not assuming any debts, liabilities or obligations of Viceroy and hereby disclaims any and all debts, liabilities or obligations of Viceroy of any type or manner.

7. WARRANTIES AND DAMAGES. MMM makes no warranty regarding any Services provided by MMM to Viceroy hereunder. MMM will not be liable to Viceroy for any damages resulting from the delay or failure in providing Services hereunder if the delay or failure was caused by events beyond MMM's control.

8. TERM. This Agreement shall commence on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Viceroy and continue until (the "Termination Date") the earlier of the consummation by Viceroy of a "Business Combination" or Viceroy's liquidation (as described in Viceroy's IPO prospectus). Notwithstanding the foregoing, this Agreement may be terminated by either party upon 30 days prior written notice to the other party.


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9.    MISCELLANEOUS.

      9.1. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

      9.2. ASSIGNMENTS. No party may assign or transfer any of its rights or obligations under this Agreement to any other person, firm or entity without the prior written consent of the other party.

      9.3. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      9.4. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

      9.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

      9.6. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

      9.7. NO JOINT VENTURE OR PARTNERSHIP. The parties agree that nothing contained herein is to be construed as making the parties joint venturers or partners.

      9.8. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

      9.9. NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no other person, firm or entity has any right, benefit, priority or interest under or because of the existence of this Agreement.

                                               MIKLES/MILLER MANAGEMENT, INC.


                                               By: /s/ Lee E. Mikles
                                                 -------------------------------
                                                 Lee E. Mikles, Chairman

                                               VICEROY ACQUISITION CORPORATION


                                               By: /s/ Douglas D. Hommert
                                                 -------------------------------
                                                 Douglas D. Hommert,
                                                 Executive Vice President


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